Exhibit 99.1

ClearSign The Future of Combustion NASDAQ: CLIR June 2015

Important Cautions Regarding Forward - looking Statements All statements in this presentation that are not statements of historical fact are forward - looking statements, including any projections of earnings, revenue, profit margin, cash or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding expectations for success in our market of the products we develop, any statements concerning proposed new products, any statements regarding future economic conditions or performance, the size of market opportunities, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward - looking statements . These risks and uncertainties include our limited capital resources and limited access to financing; our ability to achieve profitability; our limited operating history; competition in our industry, including alternative products, technology and pricing; general economic conditions that may have a negative impact on our business; our ability to protect our intellectual property; and our ability to obtain financing as and when we need it, and other factors. ClearSign Combustion Corporation assumes no obligation to update these forward - looking statements to reflect future events or actual outcomes and does not intend to do so. 2

CLIR: Investment Highlights • Large addressable market • Transformational technology • Strong intellectual property • Successful commercial - scale installations: customer - validated economics • “Asset - lite” model – license or subcontract • Proven leadership team with deep industry experience 3 Duplex™ Technology Electrodynamic Combustion Control™

Global Combustion Market Boilers, furnaces and process heaters account for 2/3 of the energy used in U.S. manufacturing 1 • Three major segments: ✓ Process Combustion : direct - fired applications including air heating of furnaces and kilns, refinery process heat and waste incineration ✓ Power Generation : thermal power plants, cogeneration and on - site generation ✓ Steam Generation : • Industrial : chemical, oil production, food, pharma • Commercial : boilers for universities, offices, hotels 4 Once - Through Steam Generators (OTSGs) used for Enhanced Oil Recovery (EOR) in California 1 U.S. Department of Energy, 2011

Duplex™ Target Market ClearSign is focusing on three near - term high - value applications ✓ Process Combustion : refinery process heaters ✓ Enhanced Oil Recovery : Once - Through Steam Generators (OTSGs) ✓ Steam Generation : Package Boilers 5 ClearSign Duplex Technology in a California OTSG

Transformational Technology 6 Duplex is a unique technology that can reduce NOx to below 5 PPM while increasing operational efficiency . ✓ Reduced emissions : comply with the world’s toughest regulatory standards ✓ Increased operational efficiency : ✓ More efficient radiant heat transfer ✓ Eliminates need for costly Flue Gas Recirculation (FGR) ✓ Increased throughput : greater furnace capacity ✓ Reduced downtime : lower maintenance cost ✓ Retrofittable : can use existing equipment Duplex™ - a revolutionary porous ceramic matrix replaces an open flame.

Duplex™ Technology 7

Annual Fuel Savings 8 $- $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 1% 2% 3% 4% 5% Annual Savings (USD) Efficiency Improvement Based on a 62.5 Million Btu / hr OTSG $2/Mcf $3/Mcf $4/Mcf $5/Mcf $6/Mcf

Duplex™ fuel savings 9 0% 1% 2% 3% 4% Fuel Savings % Duplex™ Fuel Saving Components OTSG FGR Elimination Radiant Improvement

# Electrodynamic Combustion Control™

**A high-voltage pulsed electrical field is introduced directly into the combustion region:**

- ✓ Improves efficiency
- ✓ Reduces or eliminates pollution at the source
- ✓ Suitable for a wide range of fuel types (solid, liquid, Gas)



± 10v
± 40,000v
Computer Controller
Power Amplifier
Combustion System

ClearSign

Commercialization Milestones Commercial pipeline - > ongoing deal flow Commercial acceptance as an industry game - changer Multiple installations build market confidence Field validation at commercial scale Lab - scale testing and proof of concept Research and experimentation 11 < - ECC Duplex - > 2015 2016 Inception - 2014 v 2017

An “Asset - Lite” Business Model • Unique value proposition provides strong potential margins (> 50%) • “Asset – lite” minimum working capital and CapEx requirements • Simple, cost - effective designs • Designs allow subcontracting through existing regional partners trusted by customers • Patented technology can be licensed through existing channel participants: ✓ Major players become partners not competitors ✓ Sales accelerate through existing channel infrastructure 12

Strong Intellectual Property • We believe our technologies represent a greenfield opportunity • We believe we have complete freedom to practice • Patent portfolio is expanding rapidly 13 2010 3 Patents Pending 2012 40+ Patents Pending 2013 100+ Patents Pending 2015 150+ Patents Pending 3 Patents Granted

Market Drivers • Environmental Compliance : increasing regulation of NOx and other polllutants across the U.S., Canada, Europe and China • Operational Efficiency : x Energy savings x Increased throughput x Reduced maintenance and downtime 14

Go - to - Market Strategy • Flexible design meets customer needs, allowing immediate entry into the value chain • Well - suited to licensing of technology to existing channels • Or sub - contracting through established and proven value chain 15

Commercial Installations • Four customer field demonstrations • Steam Generation : Oil Production (EOR / OTSG) 1. Aera Energy 2. OTSG commercial installation • Process Combustion : Refinery Process Heat 3. Tricor refining 4. California petrochemical refinery (diesel) 16

# Experienced Leadership Team



**Steve Pirnat**
Chief Executive Officer

- CEO, John Zink, div. Koch Ind.
- Managing Dir. EMEA, Quest Integrity Group



**Roberto Ruiz, Ph.D.**
Chief Operating Officer

- VP Commercial Development, John Zink
- COO of Onquest, Inc.



**Geoff Osler**
Co-Founder and Chief Marketing Officer

- Director of Channel Marketing - Adobe
- Europe Business Development - Apple



**Jim Harmon**
Chief Financial Officer

- CFO of Sabey Corporation
- CPA at Price Waterhouse



**Andrew Lee**
SVP Business Development

- Chief Revenue Officer Adapx, Inc.
- SVP Sales Microvision, Inc.



**Joe Colannino**
Chief Technology Officer

- Head of R&D, IP, and Learning for John Zink and Coen Combustion Companies



**Donald Kendrick, Ph.D.**
SVP Technology

- CTO, Lean Flame Inc.
- Operations Manager, UTC (Pratt & Whitney)

ClearSign

CLIR: Key Takeaways 18 Petrochemical Refinery • Large addressable market • Transformational technology • Strong intellectual property • Successful commercial - scale installations: customer - validated economics • “Asset - lite” model – license or subcontract • Proven leadership team with deep industry experience